[Letterhead of Grant Thornton]

October 05, 2018

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    StarTek, Inc.
File No. 001-12793

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of StarTek, Inc. dated July 20, 2018, and we agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton India LLP